Exhibit 2

                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 21, 2000 by and among Vesta Insurance Group, Inc., a Delaware corporation (the "Company"), and Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P., together with their permitted transferees (the "Purchasers").

          WHEREAS, the Company sold 555,738 shares of its common stock (the "Shares") to the Purchasers in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by
Section 4(2) thereof and Rule 506 thereunder;

           WHEREAS, the Company has agreed to register the resale of the Shares by the Purchasers on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

          1. DEMAND REGISTRATION. Following the second anniversary of the Closing Date, the Purchaser may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act (a "Demand Registration") of all of the Shares. Subject to Section 1.1 below, the Company shall take such actions as may be required under Section 3 below.

                     1.1 Effective Registration; Withdrawal. Subject to Section 3, a registration will not count as a Demand Registration until it has become effective (unless the Purchaser withdraws their Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration); provided, that if, after it has become effective, an offering of Shares pursuant to a registration is interfered with by any stop order, injunction, or other order of the Commission (as hereinafter defined) or other Governmental Authority, such registration will be deemed not to have been effected and will not count as a Demand Registration. In the event material adverse changes in the U.S. capital markets render it unfeasible to complete the proposed offering on terms reasonably acceptable to the Purchaser, the Purchaser may elect to withdraw the registration and it will not count as a Demand Registration.

                     1.2 Manner of Offering. The offering of Shares pursuant to a Demand Registration may, at Purchasers' option, be in the form of a "firm commitment" underwritten offering, in which event the Purchaser may select one investment banking firm acceptable to the Company to manage the underwritten offering.

                     1.3 Deferral. The Company may defer the filing of a Demand Registration until a date not later than one hundred eighty (180) days after the Required Filing Date (or, if longer, one hundred eighty (180) days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially adverse to the Company and its stockholders, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 1.3 shall be lifted, and the requested registration statement shall be filed within 30 days of such lifting of the deferral, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned or delayed by the Company. In order to defer the filing of a registration statement pursuant to this
Section 1.3, the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to the Purchaser a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 1.3 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Purchaser may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

                     1.4 Expenses of Demand Registration. Subject to the next sentence, the Company shall pay all fees and expenses incurred in connection with the Demand Registration, including registration fees, filing fees, fees of Company counsel, any fees of Purchaser's counsel reasonably incurred in connection with their review of the Registration Statement, and amendments and supplements thereto, and the Company's accountants' fees incurred in connection with their review of the registration statement and any consents necessary to permit such registration statement to be filed. The Purchaser shall pay all fees and expenses incurred by the underwriter (including all commissions and underwriters discounts) and underwriter's counsel, and shall pay all accountants fees incurred in connection with obtaining any "comfort letters" or other accountants work product that may be requested by the Purchaser or the underwriters.

           2. PIGGYBACK REGISTRATION. From and after the first anniversary of the Closing Date, each time the Company proposes to register its common stock (other than pursuant to an Excluded Registration (as defined below)), under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Shares, the Company shall give prompt written notice to the Purchaser (which notice shall be given not less


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than thirty (30) days prior to the effective date of the Company's registration statement), which notice shall offer each Purchaser the opportunity to include all of its Shares in such registration statement, subject to the limitations contained in Section 2.1 below. If the Purchaser desires to have its Shares included in such registration statement, Purchaser shall so advise the Company in writing within twenty (20) days after the date of such notice from the Company, which advice may be withdrawn (by subsequent written notice) at any time prior to the filng of such registration statement. Subject to 2.1 below, the Company shall include in such registration statement all the Shares; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other common stock originally proposed to be registered. As used herein, "Excluded Registration" means a registration under the Securities Act of (i) securities registered pursuant to a Demand Registration pursuant to Section 1 hereof, (ii) securities registered on Form S-4 or S-8 or any similar successor form and (iii) securities registered to effect the acquisition by the Company of, or combination by the Company with, another Person or registered to effect an offering solely to the Company's existing stockholders.

                     2.1 Cutback. If the registration involves an underwritten offering, and the managing underwriter or underwriters advise the Company that the inclusion of the Purchaser's Shares would materially and adversely affect the price or success of the offering (a "Material Adverse Effect"), then (i) the number of Purchaser's Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter or underwriters, would eliminate such Material Adverse Effect, or (ii) if no such reduction would, in the judgment of the managing underwriter or underwriters eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Shares from such registration statement. If Purchaser desires to include its Shares in such a registration statement, it shall (x) agree to sell its Shares on the basis provided in any underwriting arrangements approved by the Company and (y) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements.

                     2.2 Expenses. The Company shall pay all fees and expenses incurred in connection with the filing of any registration statement contemplated by this Section 2.

           3. PROCEDURES. Whenever required under this Agreement to effect the registration of Shares, the Company shall, as expeditiously as reasonably possible:

                     (a) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 or Form S-3 (or such other successor "short-form" as may be authorized by the Commission at that time), as appropriate, relating to the sale of the Shares by the Purchasers (the "Registration Statement"), and use its best efforts to cause such Registration Statement to become effective;


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                     (b) Promptly prepare and file with the Commission such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith, to the extent necessary to keep the Registration Statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that the Company will not be required pursuant to this Agreement to effect a shelf registration pursuant to Rule 415 promulgated under the Securities Act;

                     (c) Furnish to the Purchasers with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as the Purchasers (or such underwriter) may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers (it being understood that, subject to the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by the Purchaser and the underwriters in connection with the offering and sale of the Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

                     (d) Use its commercially reasonable efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter or underwriters reasonably request (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition of the Shares owned by the Purchaser in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

                     (e) Promptly notify the Purchaser and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in


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a Registration Statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                     (f) Make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve
(12) month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                     (g) If requested by the managing underwriter or underwriters or the Purchaser, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Purchaser reasonably requests to be included therein, including, without limitation, with respect to the Shares being sold by the Purchaser, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                     (h) As promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to the Purchaser;

                     (i) Cooperate with the Purchaser and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or the Purchaser may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

                     (j) Promptly make available for inspection by the Purchaser, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any the Purchaser or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence


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responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information, (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to (A) or (B) the Purchaser agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions or (C) the information is subject to a confidentiality agreement restricting its disclosure; and provided further, that the Purchaser agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                     (k) Furnish to the Purchaser and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Purchaser or managing underwriter reasonably requests;

                     (l) Cooperate with the Purchaser and each underwriter participating in the disposition of such Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                     (m) During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                     (n) Notify the Purchaser promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                     (o) Prepare and file with the Commission promptly any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for the Company or in the reasonable opinion of counsel for the managing underwriter, is required in connection with the distribution of the Shares;

                     (p) Enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and


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
                     (q) Advise the Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          4. AGREEMENTS OF THE PURCHASERS.

                     (a) Purchasers hereby covenant with the Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that no transfer of Shares purported to be sold under the Registration Statement will be reflected on the books and records of the Company unless the Purchasers certify to the Company's transfer agent that (i) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (ii) the requirement of delivering a current prospectus has been satisfied.


                     (b) Purchasers acknowledge that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchasers hereby covenant that they will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to said prospectus (a "Blackout Period"). No single Blackout Period will be longer than sixty (60) days, and, in the aggregate, all Blackout Periods in any twelve month period shall not include more than sixty
(60) calendar days. The Purchasers further covenant to notify the Company promptly of the sale of all of their Shares.

          5. INDEMNIFICATION.

                     (a) The Company agrees to indemnify and hold harmless the Purchasers against any Damages (as defined below) that the Purchasers may suffer or become obligated to pay under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus (including any preliminary prospectus), financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact


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required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. For this purpose, "Damages" includes (without limitation): (A) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission and (B) any amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission. Notwithstanding the foregoing, the Company shall not be required to indemnify the Purchasers against any Damages which arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment or supplement thereto in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of the Purchasers or an underwriter designated by or with the consent of the Purchasers expressly for use therein, or (ii) the failure of such Purchasers to comply with the covenants and agreements contained in Section 4 hereof respecting the sale of the Shares, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchasers prior to the pertinent sale or sales by the Purchasers. The reimbursements required by this Section will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                     (b) Each Purchaser will jointly and severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Damages that such persons may suffer or become obligated to pay under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise insofar as such Damages arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 4 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment or supplement thereto, in reliance upon and in strict conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense


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reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such Damages; provided, that the liability of each Purchaser will be in proportion to, and limited to, the net amount received by such Purchaser from the sale of Shares pursuant to such registration statement; provided, further, that such Purchaser shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus (or amendment thereof or supplement thereto from which such loss has arisen), such person has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

                     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, promptly notify the indemnifying party in writing thereof (provided that the failure to give such notice shall not limit the rights of such Person unless the indemnifying party is materially prejudiced thereby). In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the defendants in any such action include both the indemnified party and the indemnifying party, and each of the indemnifying party and the indemnified party shall have reasonably concluded, based upon the advice of their counsel, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, or that there may be legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, in which event the indemnified party may engage separate counsel reasonably satisfactory to the indemnifying party to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified party) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which event the indemnified party may engage counsel of its selection. In the event the indemnified party engages its own counsel pursuant to the provisos set forth in the preceding sentence, the indemnifying party shall pay all reasonable fees and expenses of such counsel. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party


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pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or
(ii) the indemnified party otherwise consents in writing, such consent not to be unreasonably withheld.

                     (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to hold harmless an indemnified party in respect of any losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5(c), defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Purchaser shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Purchaser with respect to the sale of any Shares exceeds the amount of damages which such Purchaser has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Purchaser's obligations in this Section 5(b) to contribute shall be several in proportion to the amount of Shares registered by them and not joint. If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 5(a) and Section 5(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 5(d) subject, in the case of each Purchaser, to the limited dollar amounts set forth in
Section 5(b).


                           [Signature Pages Attached]

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                     IN WITNESS WHEREOF, each of the Capital Z and Vesta has
caused this Agreement to be duly signed as of the date first written above.


                       VESTA INSURANCE GROUP, INC.


                       By:    /s/ Norman W. Kayle, III
                           ---------------------------------------
                           Name:  Norman W. Kayle, III
                           Title: President

                       CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

                         By: Capital Z Partners, L.P., its sole general
                             partner

                             By: Capital Z Partners, Ltd., its sole
                                 general partner

                                 By:    /s/ Bradley E. Cooper
                                     ---------------------------------------
                                     Name:  Bradley E. Cooper
                                     Title: Senior Vice President



                       CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

                         By: Capital Z Partners, L.P., its sole general partner

                             By: Capital Z Partners, Ltd., its sole
                                 general partner

                                 By:    /s/ Bradley E. Cooper
                                     ---------------------------------------
                                     Name:  Bradley E. Cooper
                                     Title: Senior Vice President